As filed with the Securities and Exchange Commission on January 23, 2004

Post-Effective Amendment No. 3 to Registration No. 333-82529
Post-Effective Amendment No. 2 to Registration No. 333-58474

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RAYTHEON	Delaware	95-1778500
RC TRUST I	Delaware	01-6198615
RC TRUST II	Delaware	04-6968193
(Exact Name of Registrant as Specified in Its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

870 Winter Street
Waltham, Massachusetts 02451
(781) 522-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jay B. Stephens
Senior Vice President and General Counsel
Raytheon Company
870 Winter Street
Waltham, Massachusetts 02451
(781) 522-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

     Jeffrey Small
John M. Brandow
Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box .☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

EXPLANATORY NOTE

        Pursuant to Section 512(a)(iii) of Regulation S-K, this Post-Effective Amendment No. 3 to the Registration Statement No. 333-82529 and Post-Effective Amendment No. 2 to Registration Statement No. 333-58474 amends the “Plan of Distribution” section in the Prospectus, dated as of April 6, 2001, by inserting the paragraph labeled “Remarketing” immediately following the paragraph with the heading “Delayed Delivery Contracts.”

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The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the
Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
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                  Subject to Completion, Dated April 6, 2001

Prospectus

                                $3,000,000,000

                               RAYTHEON COMPANY

                                Debt Securities
                                Preferred Stock
                             Class A Common Stock*
                             Class B Common Stock*
                            Stock Purchase Contracts
                              Stock Purchase Units
                                    Warrants
                                   Guarantees

                                   RC Trust I
                                  RC Trust II

                          Trust Preferred Securities
         Fully and Unconditionally Guaranteed, as Described Herein, by
                               Raytheon Company

                               ----------------

     We will provide the specific terms of the securities in one or more supplements to this prospectus.  You should read this prospectus and the related prospectus supplement carefully before you invest in our securities.  This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.  We may sell the securities, or we may distribute them through underwriters or dealers.  In addition, the underwriters may overallot a portion of the securities.

-------------------------
* Includes shares of a new class of common stock, $.01 par value, of Raytheon
  Company, into which Class A and Class B Common Stock will be reclassified if such reclassification is approved by the stockholders of Raytheon Company at the 2001 Annual Meeting of Stockholders, as further described herein.

                                  THE TRUSTS

     RC Trust I and RC Trust II are subsidiaries of Raytheon Company. They exist for the purpose of issuing trust preferred securities.

                                 THE OFFERING

TRUST PREFERRED SECURITIES

     The trusts may offer from time to time trust preferred securities representing undivided beneficial interests in the assets of the issuing trust.
The trusts will use the proceeds from the sale of their trust preferred securities to purchase Raytheon's debt securities.

DEBT SECURITIES

     Raytheon may issue from time to time its debt securities to the trusts.
These debt securities may be distributed to holders of the trust preferred securities if and when a trust is dissolved. The debt securities may be convertible into shares of Raytheon's common stock. The debt securities will be unsecured, and can be either pari passu with or subordinate and junior in right of payment to Raytheon's senior debt. We will indicate the type of debt securities to be issued in a prospectus supplement.

GUARANTEE

     Raytheon will guarantee the trusts' payment obligations on the trust preferred securities as described in this prospectus and the prospectus supplement. We will provide the specific terms of the guarantee in a prospectus supplement.

STOCK PURCHASE CONTRACTS

     Raytheon may issue stock purchase contracts obligating holders to purchase from Raytheon a specified number of shares of common stock in the future. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S.
treasury securities, securing the holders' obligations to purchase common stock under the stock purchase contracts. We will provide the specific terms of the stock purchase contracts and stock purchase units in a prospectus supplement.

     Shares of our Class A and Class B common stock are listed for trading on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange
under the symbols "RTNa" and "RTNb", respectively. On April 4, 2001, the last reported sale prices of our Class A and Class B common stock on the New York
Stock Exchange were $30.75 and $31.03, respectively.

                            _______________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                 The date of this Prospectus is April 6, 2001.

                                       2

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                                      -i-

       Reclassification of Our Existing Two Classes of Common Stock into a Single New Class of Common Stock..    32

                                      -ii-

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the
Securities and Exchange Commission using a "shelf" registration process.  Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $3.0 billion or the equivalent denominated in foreign currencies.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  This prospectus does not contain all of the information included in the registration statement.
For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information under the heading "Where You Can Find
Information."

     You should rely only on the information contained in this prospectus and any prospectus supplement.  We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus.  We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

     The information in this prospectus is accurate as of the date on the front cover.  You should not assume that the information contained in this prospectus is accurate as of any other date.

     We have not included separate financial statements of the trusts in this prospectus.  We do not consider that such financial statements are material to holders of the trust preferred securities because:

     . each trust is a newly created special purpose entity;
     . neither trust has any operating history or independent operations;
     . neither trust is engaged in, nor will it engage in, any activity other than issuing trust preferred and trust common securities, investing in and holding Raytheon's debt securities and engaging in related activities.

     Furthermore, the combination of Raytheon's obligations under the debt securities, the associated indentures, the declarations of trust and the guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities.  In addition, we do not expect that the trusts will file reports with the SEC under the Securities Exchange Act of 1934.

     References in this prospectus to the terms "we," "us" or "Raytheon" or other similar terms mean Raytheon Company, unless we state otherwise or the context indicates otherwise.

                                      -1-

                          SUMMARY INFORMATION -- Q&A

     This summary provides a brief overview of the key aspects of the trusts, the trust preferred securities, the stock purchase contracts and the stock purchase contract units.  The term "trust" refers to the RC Trust for the specific transaction.  This summary does not contain all information that is important to you.  We encourage you to read carefully this prospectus and the prospectus supplement to understand fully the terms of the securities that are important to you in making a decision about whether to invest.

WHAT ARE THE TRUST PREFERRED SECURITIES?

     Each trust preferred security represents an undivided beneficial interest in the assets of a trust.  Each trust preferred security will entitle the holder to receive cash distributions as described in this prospectus and the prospectus supplement.

WHO ARE THE TRUSTS?

     Each of RC Trust I and RC Trust II is a Delaware business trust.  The principal office of each trust is 141 Spring Street, Lexington, Massachusetts
02421 and the telephone number is (781) 862-6600.

     Raytheon will own all common securities of each trust.  Each trust will use the proceeds from the sale of the trust preferred securities and the trust common securities to purchase a series of Raytheon's debt securities with the same financial terms as the trust preferred and trust common securities.  The debt securities may be subordinated debt securities or senior debt securities.
We will specify the type of debt security in a prospectus supplement.  The trusts exist only to issue the trust preferred and trust common securities, invest in and hold Raytheon's debt securities and engage in related activities.

     Initially, there will be three trustees of each trust.  One of them, referred to as the regular trustee, is an officer or employee of Raytheon.  The
Bank of New York will act as the property trustee of each trust, and The Bank of
New York (Delaware) will act as the Delaware trustee of each trust.

     We will provide in the prospectus supplement additional information about the issuing trust.

WHEN WILL YOU RECEIVE DISTRIBUTIONS ON THE TRUST PREFERRED SECURITIES?

     The only source of cash to make payments on the trust preferred securities issuable by each trust will be payments on the debt securities it purchases from
Raytheon.

     If you purchase trust preferred securities of a trust, you are entitled to receive cash distributions at the rate specified in the prospectus supplement.
Unless we inform you otherwise in the prospectus supplement, distributions will accumulate from the date the trust issues the trust preferred securities and will be paid in arrears on the dates we specify in the prospectus supplement.
We may, however, defer distributions as described below.

                                      -2-

WHEN WILL PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?

     If Raytheon defers interest payments on the debt securities held by a trust, the trust will defer distributions on the related trust preferred securities.  We will describe in the prospectus supplement any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities.  We will also describe in the prospectus supplement any limitations imposed on Raytheon's actions during any deferral period.

WHAT IS RAYTHEON'S GUARANTEE OF THE TRUST PREFERRED SECURITIES?

     Under each trust preferred securities guarantee, to the extent provided herein, Raytheon will irrevocably and unconditionally guarantee that if it makes a payment on the debt securities to the relevant trust but, for any reason, the trust does not make the corresponding distribution or redemption payment to the holders of the related trust preferred securities, then Raytheon will make the payments directly to the holders of the trust preferred securities.

     The following obligations of Raytheon taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities:

     . its obligations to make payments on the debt securities;

     . its obligations under the trust preferred securities guarantee and its obligations under the amended and restated declaration of trust of the trust, which establishes the terms of the trust.

We will provide the specific terms of the guarantee in a prospectus supplement.

WHEN COULD THE DEBT SECURITIES BE DISTRIBUTED TO YOU?

     In general, unless we inform you otherwise in the prospectus supplement, the holder of the trust common securities has the right to dissolve the trust at any time.  If the trust is dissolved, after satisfaction of the trust's creditors, the trust may distribute debt securities on a proportionate basis to the holders of trust preferred and trust common securities.

WILL THE TRUST PREFERRED SECURITIES BE LISTED ON A STOCK EXCHANGE?

     If specified in the prospectus supplement, we will apply to list the trust preferred securities on the New York Stock Exchange.

WILL HOLDERS OF THE TRUST PREFERRED SECURITIES HAVE ANY VOTING RIGHTS?

     Generally, except as described in any prospectus supplement, the holders of the trust preferred securities will not have any voting rights.

WHAT ARE THE STOCK PURCHASE CONTRACTS?

     The stock purchase contracts are contracts obligating holders to purchase from Raytheon, and Raytheon to sell to the holders, a specified number of shares of Raytheon's common stock at a future date or dates.  The price per share of common stock and the number of shares of

                                      -3-

common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

WHAT ARE THE STOCK PURCHASE UNITS?

     Each stock purchase unit consists of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, which secure the holders' obligations to purchase the common stock under the stock purchase contract.

                              RAYTHEON COMPANY

     Raytheon Company is a global technology leader, with worldwide 2000 sales of $16.9 billion.  We provide products and services in defense electronics, including missiles; radar; sensors and electro-optics; intelligence, surveillance and reconnaissance; command, control, communication and information systems; naval systems; air traffic control systems; aircraft integration systems; and technical services.  We are one of the leading providers of business and special-mission aircraft and deliver a broad line of jet, turboprop, and piston-powered airplanes to corporate and government customers worldwide.  We have operations throughout the United States and serve customers in more than 70 countries around the world.  Our principal executive offices are located at 141 Spring Street, Lexington, Massachusetts 02421.  Our telephone number is (781) 862-6600.

ELECTRONIC SYSTEMS

     Our electronic systems segment focuses on:

     . anti-ballistic missile systems;

     . air defense;

     . air-to-air, surface-to-air, and air-to-surface missiles;

     . naval and maritime systems;

     . ship self-defense systems;

     . torpedoes;

     . strike, interdiction and cruise missiles; and

     . advanced munitions.

Our electronic systems segment also specializes in radar, electronic warfare, infrared, laser, and GPS technologies with programs focusing on land, naval, airborne and spaceborne systems used for surveillance, reconnaissance, targeting, navigation, commercial and scientific applications.

                                      -4-

COMMAND, CONTROL, COMMUNICATION AND INFORMATION SYSTEMS

     Our command, control, communication and information systems segment is involved in:

     . command, control and communication systems;

     . air traffic control systems;

     . tactical radios;

     . satellite communication ground control terminals;

     . wide-area surveillance systems;

     . ground-based information processing systems;

     . image processing;

     . large-scale information retrieval, processing and distribution systems;
       and

     . global broadcast systems.

AIRCRAFT INTEGRATION SYSTEMS

     Our aircraft integration systems segment focuses on integration of airborne surveillance and intelligence systems and aircraft modifications and provides signals intelligence, air-ground surveillance, maritime surveillance, and airborne command post systems to both U.S. Government and foreign customers.

RAYTHEON TECHNICAL SERVICES COMPANY

     Through our Raytheon Technical Services Company subsidiary, we provide technical services, training programs, and logistics and base operations support throughout the U.S. and in 37 other countries.  Raytheon Technical Services
Company performs complete engineering and depot-level cradle-to-grave support to equipment manufactured by us and to various commercial and military customers.

COMMERCIAL ELECTRONICS

     Our commercial electronics businesses produce, among other things, thin film filters for optical communications products, gallium arsenide MMIC components for direct broadcast satellite television receivers, gallium arsenide power amplifiers for wireless communications products, wireless broadband solutions, thermal imaging products, automobile radar systems, marine electronics for the commercial and military marine market, and other electronic components for a wide range of applications.

                                      -5-

AIRCRAFT

     Our Raytheon Aircraft subsidiary offers a broad product line of aircraft and aviation services in the general aviation market.  Raytheon Aircraft manufactures, markets and supports piston-powered aircraft, turboprops and business jets for the world's commercial, regional airlines and military aircraft markets. Our Raytheon Travel air subsidiary sells fractional shares in aircraft and provides aircraft management and transportation services for the owners of the shares.  Raytheon Aircraft Charter and Management offers aircraft charter and management services to the U.S. market.

                                  THE TRUSTS

     Each of the trusts is created under the Delaware Business Trust Act and will be governed by a declaration of trust (as it may be amended and restated
from time to time) among the trustees of each trust and Raytheon.  Each declaration will be qualified under the Trust Indenture Act of 1939.

     When a trust issues its trust preferred securities, you and the other holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of the trust.  Raytheon will acquire all of the issued and outstanding trust common securities of each trust, representing an undivided beneficial interest in the assets of each trust of at least 3%.

     Each trust will exist primarily for the purposes of:

     . issuing its trust preferred and trust common securities;

     . investing the proceeds from the sale of its securities in Raytheon's debt securities;

     . engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding Raytheon's debt securities.

     The number of trustees of each trust will initially be three.  One of the trustees will be an individual who is an officer or employee of Raytheon.  The second trustee will be The Bank of New York, which will serve as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939.  The third trustee will be The Bank of New York (Delaware), which has its principal place of business in the State of Delaware.

     The Bank of New York, acting in its capacity as guarantee trustee, will hold for your benefit a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939.

     Unless otherwise provided in the applicable prospectus supplement, because
Raytheon will own all of the trust common securities of each trust, Raytheon will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees.  In most cases, there will be at least three trustees.  The term of a trust will be described in the applicable prospectus supplement, but may dissolve earlier as provided in the applicable declaration of trust.

                                      -6-

     The rights of the holders of the trust preferred securities of a trust, including economic rights, rights to information and voting rights, and the duties and obligations of the trustees of a trust, will be contained in and governed by the declaration of that trust (as it may be amended and restated
from time to time), the Delaware Business Trust Act and the Trust Indenture Act
of 1939.

     The address of the principal office of each trust is 141 Spring Street,
Lexington, Massachusetts 02421, and the telephone number of each trust at that address is (781) 862-6600.

                                 RISK FACTORS

     An investment in our securities involves a high degree of risk.  In addition to the other information included in this prospectus, you should carefully consider the risk factors in the prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the information we are incorporating by reference into it contain "forward-looking statements" within the meaning of the Private
Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts included in this prospectus and the information incorporated by reference into this prospectus, that we expect or anticipate will or may occur in the future, including, without limitation, statements included in this prospectus under "Raytheon Company" and located elsewhere in this prospectus regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements.  These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.  However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including without limitation the information discussed under the caption "Risk Factors" in the prospectus supplement to be provided with this prospectus as well as other factors which might be described from time to time in our filings with the SEC.

     Consequently, all of the forward-looking statements we make in this prospectus and the information we are incorporating by reference into this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations.  All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by any of those factors described above and in the documents containing such forward-
looking statements.  We do not assume any obligation to release publicly any updates or revisions to any forward-looking statement.

                                      -7-

                                USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes.
These purposes may include, but are not limited to:

     . equity investments in existing and future projects;

     . acquisitions;

     . working capital;

     . capital expenditures;

     . repayment or refinancing of debt or other corporate obligations;

     . repurchases and redemptions of securities.

     Pending any specific application, we may initially invest funds in short-
term marketable securities or apply them to the reduction of short-term indebtedness.

     Each trust will use all proceeds from the sale of the trust preferred securities and the trust common securities to purchase Raytheon's debt securities.

               ACCOUNTING TREATMENT RELATING TO TRUST SECURITIES

     The financial statements of any trust issuing securities will be consolidated with our financial statements, with the trust preferred securities shown on our consolidated financial statements as Raytheon-obligated mandatorily redeemable preferred capital trust securities of a subsidiary trust holding solely Raytheon debt securities.  Our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our debt securities and will specify the designation, principal amount, interest rate and maturity date of the debt securities.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The following table sets forth our consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the end of the fiscal years 2000, 1999, 1998, 1997 and 1996:

                        Fiscal Year Ended December 31,
     ------------------------------------------------------------------
       2000         1999          1998            1997           1996
     ------------------------------------------------------------------
       2.0x         2.0x          3.1x            2.8x           4.2x

     For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends:

     . earnings consist of income from continuing operations, taxes on income from continuing operations and fixed charges, less capitalized interest;
       and

                                      -8-

     . fixed charges consist of interest expense, amortization of debt discount and issuance expense, the portion of rents representative of an interest factor and capitalized interest.

     The ratio of earnings to combined fixed charges has declined due to higher interest expense resulting from increased borrowings to finance our merger with the defense business of Hughes Electronics and our acquisition of the defense assets of Texas Instruments Incorporated.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     The terms of the trust preferred securities will include those stated in the declaration of trust (as it may be amended and restated from time to time)
and those made a part of that declaration by the Trust Indenture Act of 1939.
For a complete description of the trust preferred securities, we encourage you to read the prospectus supplement and the amended and restated declaration of trust, a form of which we have filed with the SEC.  Please read "Where You Can
Find More Information."

     The prospectus supplement relating to trust preferred securities being offered will include specific terms relating to the offering.  These terms will include some or all of the following:

     . the designation of the trust preferred securities;

     . the number of trust preferred securities issued by the trust;

     . the annual distribution rate and any conditions upon which distributions are payable, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

     . whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded;

     . the amounts that will be paid out of the assets of the trust, after the satisfaction of liabilities to creditors of the trust, to the holders of trust preferred securities upon dissolution;

     . any repurchase, redemption or exchange provisions;

     . any preference or subordination rights upon a default or liquidation of the trust;

     . any voting rights of the trust preferred securities in addition to those required by law;

     . terms for any conversion or exchange of the debt securities or the trust preferred securities into other securities;

     . any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities; and

     . any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

                                      -9-

     The regular trustees, on behalf of the trust and pursuant to the declaration of trust, will issue one class of trust preferred securities and one class of trust common securities.  The trust securities will represent undivided beneficial ownership interests in the assets of the trust.

     Except as described in the applicable prospectus supplement, the trust preferred securities will rank equally, and payments will be made thereon proportionately, with the trust common securities.  The property trustee of the trust will hold legal title to the debt securities in trust for the benefit of the holders of the trust securities.  We will execute a guarantee agreement for the benefit of the holders of the trust preferred securities.  The guarantee will not guarantee the payment of distributions (as defined below) or any amounts payable on redemption or liquidation of the trust preferred securities when the trust does not have funds on hand available to make such payments.

     In the prospectus supplement we will also describe certain material United
States federal income tax consequences and special considerations applicable to the trust preferred securities.

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

     Raytheon will fully and unconditionally guarantee payments on the trust preferred securities as described in this section.  The guarantee covers the following payments:

     . periodic cash distributions on the trust preferred securities out of funds held by the property trustee of the trust;

     . payments on dissolution of each trust; and

     . payments on redemption of trust preferred securities of each trust.

     The Bank of New York, as guarantee trustee, will hold the guarantee for the benefit of the holders of trust preferred securities.

     We have summarized selected provisions of the guarantee below.  This summary is not complete.  For a complete description, we encourage you to read the guarantee, the form of which we have filed with the SEC.  Please read "Where
You Can Find More Information."

     Raytheon will irrevocably and unconditionally agree to pay you in full the following amounts to the extent not paid by the trust:

     . any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that Raytheon has made corresponding payments on the debt securities to the property trustee of the trust;

     . payments upon the dissolution of the trust equal to the lesser of:

          . the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent the trust has funds legally available for those payments; and

                                      -10-

          . the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust.

     Raytheon will not be required to make these liquidation payments if:

     . the trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or

     . the trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities.

     Raytheon may satisfy its obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing the applicable trust to make the payment to them.

     Each guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities.  THE GUARANTEE ONLY COVERS, HOWEVER,
DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES IF AND TO THE
EXTENT THAT RAYTHEON HAS MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO
THE APPLICABLE PROPERTY TRUSTEE.  IF RAYTHEON DOES NOT MAKE THOSE CORRESPONDING
PAYMENTS ON THE DEBT SECURITIES, THE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR
PAYMENTS AND RAYTHEON WILL HAVE NO OBLIGATION TO MAKE A GUARANTEE PAYMENT.

     Raytheon's obligations under the declaration of trust for each trust, the guarantee, the debt securities and the associated indenture taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities.  We will describe the specific terms of the guarantee in a prospectus supplement.

COVENANTS OF RAYTHEON

     In each guarantee, Raytheon will agree that, as long as any trust preferred securities issued by the applicable trust are outstanding, Raytheon will not make the payments and distributions described below if:

     . it is in default on its guarantee payments or other payment obligations under the related guarantee;

     . any trust enforcement event under the applicable declaration of trust has occurred and is continuing; or

     . Raytheon has elected to defer payments of interest on the related debt securities by extending the interest payment period and that deferral period is continuing.

     In these circumstances, Raytheon will agree that it will not:

     . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock;

                                      -11-

     . make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the debt securities or make any guarantee payments with respect to any guarantee by Raytheon of the debt of any subsidiary of
       Raytheon if such guarantee ranks equally with or junior in interest to the debt securities.

     However, even during such circumstances, Raytheon may:

     . purchase or acquire its capital stock in connection with the satisfaction by it of its obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any extension period requiring it to purchase its capital stock;

     . reclassify its capital stock or exchange or convert one class or series of its capital stock for another class or series of its capital stock;

     . purchase fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

     . declare dividends or distributions in its capital stock;

     . redeem or repurchase any rights pursuant to a rights agreement; and

     . make payments under the guarantee related to the trust preferred securities.

In addition, as long as trust preferred securities issued by any trust are outstanding, Raytheon will agree that it will:

     . remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable declaration of trust;

     . permit the trust common securities of that trust to be transferred only as permitted by the declaration of trust;

     . use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in the declaration of trust, in which case the trust would be dissolved.

AMENDMENTS AND ASSIGNMENT

     Raytheon and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect.  In all other cases, Raytheon and the guarantee trustee may amend each guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by the applicable trust.

     Raytheon may assign its obligations under the guarantees only in connection with a consolidation, merger or asset sale involving Raytheon permitted under the indenture governing the debt securities.

                                      -12-

TERMINATION OF THE GUARANTEE

     A guarantee will terminate upon:

     . full payment of the redemption price of all trust preferred securities of the applicable trust;

     . distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred securities and trust common securities of that trust in exchange for all the securities issued by that trust; or

     . full payment of the amounts payable upon liquidation of that trust.

Each guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

STATUS OF THE GUARANTEE

     Raytheon's obligations under each guarantee will be unsecured and effectively junior to all debt and preferred stock of its subsidiaries.  BY YOUR
ACCEPTANCE OF THE TRUST PREFERRED SECURITIES, YOU AGREE TO ANY SUBORDINATION
PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE.  We will specify in a prospectus supplement the ranking of each guarantee with respect to Raytheon's capital stock and other liabilities, including other guarantees.

     Each guarantee will be deposited with the guarantee trustee to be held for your benefit. The guarantee trustee will have the right to enforce the guarantee on your behalf.  In most cases, the holders of a majority of outstanding trust preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

     . conducting any proceeding for any remedy available to the applicable guarantee trustee; or

     . exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee.

     Each guarantee will constitute a guarantee of payment and not merely of collection.  This means that the guarantee trustee may institute a legal proceeding directly against Raytheon to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

     If the guarantee trustee fails to enforce the guarantee or Raytheon fails to make a guarantee payment, you may institute a legal proceeding directly against Raytheon to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

                                      -13-

PERIODIC REPORTS UNDER GUARANTEE

     Raytheon will be required to provide annually to the guarantee trustee a statement as to its performance of its obligations and its compliance with all conditions under the guarantees.

DUTIES OF GUARANTEE TRUSTEE

     The guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee.  The guarantees do not contain any implied covenants.  If a default occurs on a guarantee, the guarantee trustee will be required to use the same degree of care and skill in the exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.  The guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is offered security and indemnity satisfactory to it.

GOVERNING LAW

     New York law will govern the guarantees.

                      DESCRIPTION OF OUR DEBT SECURITIES

     This section describes the general terms and provisions of the debt securities that we may issue to a trust or as part of a stock purchase unit from time to time in the form of one or more series of debt securities.  We will issue only one series of debt securities to each trust.  The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

     Our unsecured senior debt securities will be issued under an Indenture, dated as of July 3, 1995, between Raytheon Company and The Bank of New York, as trustee, or another indenture or indentures to be entered into by Raytheon
Company and that trustee or another trustee.  The unsecured subordinated debt securities will be issued under a second Indenture, dated as of July 3, 1995, also between Raytheon Company and The Bank of New York, as trustee or another indenture to be entered into by Raytheon Company and that trustee or another trustee.

     Copies of each of the July 3, 1995 indentures have been previously filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and are incorporated by reference into this prospectus.  If we elect to issue securities under another indenture, we will file a copy of that indenture with the SEC.  You should refer to the applicable indenture for more specific information.  In addition, you should consult the applicable prospectus supplement for particular terms of our debt securities.

     Our existing indentures do not limit the amount of debt securities that we may issue, and permit us to issue securities from time to time in one or more series.  The debt securities will be unsecured obligations of Raytheon Company.

     Generally, we will pay the principal of, premium, if any, and interest on our debt securities either at an office or agency that we maintain for that purpose or, if we elect, we may

                                      -14-

pay interest by mailing a check to your address as it appears on our register.
We will issue our debt securities only in fully registered form without coupons, generally in denominations of $1,000 or integral multiples of $1,000. We will not apply a service charge for a transfer or exchange of our debt securities, but we may require that you pay the amount of any applicable tax or other governmental charge.

     The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer:

     . the title of the debt securities;

     . whether they are senior debt securities or subordinated debt securities;

     . the total amount of the debt securities authorized and the amount outstanding, if any;

     . any limit on the aggregate principal amount of the debt securities offered through that prospectus supplement;

     . the identity of the person to whom we will pay interest if it is anybody other than the noteholder;

     . when the principal of the debt securities will mature;

     . the interest rate, which may be fixed or variable, or its method of calculation;

     . when interest will be payable, as well as the record date for determining who we will pay interest to;

     . where the principal of, premium, if any, and interest on the debt securities will be paid;

     . any mandatory or optional sinking funds or similar arrangements;

     . when the debt securities may be redeemed if they are redeemable, as well as the redemption prices, and a description of the terms of redemption;

     . whether we have any obligation to redeem or repurchase the debt securities at the holder's option;

     . the denominations of the debt securities, if other than $1,000 or an integral multiple of $1,000;

     . the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than their principal amount;

     . the currency in which we will make payments to the holder and, if a foreign currency, the manner of conversion from United States dollars;

     . any index we may use to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

     . if the debt securities will be issued only in the form of a global note, the name of the depositary or its nominee and the circumstances under which the global note may be transferred or exchanged to someone other than the depositary or its nominee;

                                      -15-

     . the applicability of the defeasance and covenant defeasance provisions in the applicable indenture;

     . whether the debt securities are convertible into any other securities and the terms and conditions of convertibility;

     . any additions or changes to events of default and, in the case of subordinated debt securities, any additional events of default that would result in acceleration of their maturity; and

     . any other terms of the debt securities.

     We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount.  Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount.  Tax and other special considerations applicable to original issue discount debt will be described in the prospectus supplement in which we offer those debt securities.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Generally, the payment of principal of, premium, if any, and interest on our unsecured subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior indebtedness.  If we distribute our assets to creditors upon liquidation, dissolution, reorganization, insolvency, bankruptcy or under similar circumstances, holders of our senior debt will be entitled to be paid in full before any payments will be made on our subordinated debt securities.  In addition, if the maturity of our subordinated debt securities is accelerated, holders of our senior debt will be entitled to be paid in full before any payments will be made on our subordinated debt securities.  Moreover, while there is an event of default with respect to our senior debt that would permit our senior debt to be accelerated, and while we are in default in our payment obligations to holders of senior debt, we cannot make payments to our subordinated debt holders.

     If we were to become insolvent, your claim as a holder of trust preferred securities, which represents in effect an interest in debt securities, or as a holder of debt securities as part of a stock purchase unit, will be effectively junior to the claims of holders of any indebtedness or preferred stock of our subsidiaries.

     The indenture for our unsecured subordinated debt securities will not place any limits on the amount of other indebtedness, including senior debt, that we may issue.

     The indenture for our unsecured subordinated debt securities defines
"senior indebtedness" to include the principal of, premium, if any, and interest on:

     . all of our indebtedness for money borrowed, other than our subordinated debt securities, and any other indebtedness represented by a note, bond, debenture or other similar evidence of indebtedness, including indebtedness of others that we guarantee,

                                      -16-

       in each case whether outstanding on the date of execution of the subordinated debt securities indenture or thereafter created, incurred or assumed; and

     . any amendments, renewals, extensions, modifications and refundings of any such indebtedness, unless in any case in the instrument creating or evidencing any such indebtedness or pursuant to which it is outstanding it is provided that such indebtedness is not superior in right of payment to our subordinated debt securities.

       In addition, for purposes of the definition of "senior indebtedness,"
"indebtedness for money borrowed" includes:

     . any obligation of, or any obligation guaranteed by, Raytheon Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

     . any deferred payment obligation of, or any such obligation guaranteed by,
       Raytheon Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument; and

     . any obligation of, or any such obligation guaranteed by, Raytheon Company for the payment of rent or other amounts under a lease of property or assets if such obligation is required to be classified and accounted for as a capitalized lease on our balance sheet under generally accepted accounting principles.

SUBSEQUENT DISTRIBUTION TO HOLDERS OF TRUST SECURITIES

     If we issue debt securities to a trust in connection with the issuance of trust preferred and trust common securities by that trust, those debt securities subsequently may be distributed to the holders of the trust preferred and trust common securities either:

     . upon the dissolution of the trust or
     . upon the occurrence of events that we will describe in the prospectus supplement.

EVENTS OF DEFAULT

     Generally speaking, any of the following events will constitute an event of default under the indentures:

     . failure to pay interest on our debt securities for thirty days past the applicable due date, even if we are prohibited from paying interest on our debt securities because they are subordinated;

     . failure to pay principal of, or premium, if any, on, our debt securities when due, even if we are prohibited from making such payments on our debt securities because they are subordinated;

     . failure to make any sinking fund payment when due, even if we are prohibited from making such payments with respect to subordinated securities;

                                      -17-

     . failure to perform any other covenant or agreement in the applicable indenture, other than a covenant included in the indenture solely for the benefit of a different type of our debt securities, which continues for
       60 days after written notice as provided in the indenture;

     . bankruptcy, insolvency or reorganization; and

     . any other event of default provided with respect to debt securities of that series.

     Holders will be notified of an event of default with respect to a series of our debt securities by the trustee.

     If there is an event of default with respect to a series of our senior debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount of that series may declare the principal amount of all of the senior debt securities of that series to be due and payable immediately.  If the securities were issued at an original issue discount, less than the stated principal amount may become payable.

     Payment of the principal of our subordinated debt securities may be accelerated only in the case of our bankruptcy, insolvency or reorganization.
Neither you, the trust nor the trustee will be able to accelerate the payment of interest or principal with respect to our subordinated debt securities for any other reason.

     In some cases, after a declaration of acceleration has been made, but before a judgment or decree has been obtained, holders of a majority in aggregate principal amount of the series that is in default may rescind the acceleration.  If required by the declaration of trust, any rescission may be subject to the consent of the holders of the trust preferred securities and the trust common securities.

     The trustee will be required to act with a high standard of care.  However, the trustee will not be obligated to exercise any of its rights or powers under the indentures at the holder's request unless the holder provides the trustee reasonable security or indemnity.  Generally, but with exceptions, holders of a majority in aggregate principal amount of any series of our outstanding debt securities will have the right to choose the time, method and place of any proceeding for any remedy available to the trustee or any exercise of power by the trustee with respect to debt securities of that series.

     The holder may institute a suit against us for enforcement of such holder's rights to receive payment of the principal of, premium, if any, on or interest on our debt securities after the due dates.  However, such holder will not be able to institute any other proceedings under the applicable indenture, including for any remedy, unless the following conditions are satisfied:

     . the holder gives the trustee written notice of a continuing event of default with respect to a series of our debt securities that such holder holds;

     . holders of at least 25% of the aggregate principal amount of that series make a request, in writing, and offer reasonable indemnity, to the trustee for the trustee to institute the requested proceeding;

                                      -18-

     . the trustee does not receive direction contrary to the holder's request within 60 days following such holder's written notice from holders of a majority in aggregate principal amount of that series; and

     . the trustee does not institute the proceeding the holder requests within
       60 days following such holder's written notice.

     Every year we are required to deliver to the trustee a statement as to performance of our obligations under the indentures and as to any defaults.

     A default in the payment of any of our debt securities, where the aggregate principal amount of that series of debt securities exceeds $50 million, or a default with respect to our debt securities that causes them to be accelerated, will give rise to a cross-default under our senior credit facilities.  In some circumstances, payment defaults on our debt securities may also give rise to cross-defaults of our guarantees of the indebtedness of our subsidiaries.

     An event of default under the applicable indenture for a series of debt securities will constitute a trust enforcement event under the declaration of trust for the applicable series of trust preferred securities.  A holder of trust preferred securities may directly institute a proceeding against Raytheon for enforcement of payment to that holder of its pro rata share of principal, premium, interest or any additional amounts if:

     . an event of default under the applicable declaration of trust has occurred and is continuing; and

     . that event of default is attributable to Raytheon's failure to pay principal, any premium, interest or additional amounts on the applicable series of debt securities when due.

Except as described in the preceding sentences or in the prospectus supplement, the holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the applicable series of debt securities.

DEFEASANCE AND COVENANT DEFEASANCE

     Any series of our debt securities may be subject to the defeasance and discharge provisions of the applicable indenture.  If those provisions are applicable, we may elect either:

     . defeasance -- which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities; or

     . covenant defeasance -- which will permit us to be released from our obligations to comply with covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.

     To invoke defeasance or covenant defeasance with respect to any series of our debt securities, we must irrevocably deposit with the trustee, in trust, an amount in funds or

                                      -19-

U.S. government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay, when due, the principal of, premium, if any, on, and interest on those debt securities and any mandatory sinking fund or similar payments on those debt securities.

     We cannot defease our obligations to register the transfer or exchange of our debt securities, to replace our debt securities that have been stolen, lost or mutilated, to maintain paying agencies, or to hold funds for payment in trust.  We may not defease our obligations if there is a continuing event of default on securities issued under the applicable indenture, or if depositing amounts into trust would cause the trustee to have conflicting interests with respect to other of our securities.  In addition, we would be required to deliver a legal opinion to the trustee to the effect that you will not recognize additional income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance.

     If we effect covenant defeasance with respect to any of our debt securities, and then those debt securities are declared due and payable because of an event of default, other than an event of default relating to any covenant from which we have been released through covenant defeasance, the amount of money or U.S. government obligations on deposit with the trustee may not be sufficient to pay all amounts due on the debt securities at the time of acceleration.  However, we would remain liable with respect to any shortfall.

MODIFICATION AND WAIVER

     Modifications and amendments of our current indentures may be made only with the consent of holders of at least a majority in aggregate principal amount of all of our outstanding debt securities affected, voting as a single class.
Generally, the consent of all of the holders of our debt securities that are affected is required for any of the following:

     . to change the stated maturity of the principal, or any installment of interest or premium, if any;

     . to reduce the principal amount, the premium, if any, or the interest, or the amount payable upon acceleration or maturity in the case of debt securities issued at an original issue discount;

     . to change the place of payment, or the currency in which payments are made;

     . to impair your right to institute suit to enforce any payment at or following stated maturity or following a redemption date;

     . to modify the subordination provisions of our subordinated debt securities in a manner adverse to holders; or

     . to reduce the percentage of the principal amount of our outstanding debt securities required for modification to or amendment of either indenture, or for waiver of our compliance with indenture provisions or defaults.

     Holders of a majority in aggregate principal amount of either our senior debt securities or our subordinated debt securities may waive any past default under the applicable indenture,

                                      -20-

except for a default in the payment of principal, premium, if any, on, or interest on our debt securities and except for our compliance with specified covenants.

COVENANTS

     Our current indentures contain covenants regarding, among other things:

     . a limitation on liens other than specified types of liens;

     . a limitation on sale and leaseback transactions, unless the lien on any property subject to the sale and leaseback transaction is permitted under the indentures or the proceeds of the sale and leaseback transaction are used to retire specified types of debt; and

     . restrictions on our ability to engage in consolidations, mergers or transfers of substantially all of our assets unless the surviving or acquiring entity is a domestic company and it expressly assumes our obligations with respect to our debt securities by executing a supplemental indenture.

You should be aware that we are not prohibited from engaging in highly leveraged transactions, other than as may conflict with those covenants.  Moreover, any series of our debt securities may provide that these covenants may be removed with respect to that series.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Our current indentures prohibit us from consolidating with or merging into another business entity, or transferring or leasing substantially all of our assets, unless the surviving or acquiring entity is a domestic company and it expressly assumes our obligations with respect to our debt securities by executing a supplemental indenture.

CONVERSION OR EXCHANGE RIGHTS

     If any series of debt securities are convertible or exchangeable, the applicable prospectus supplement will specify:

     . the type of securities into which it may be converted or exchanged;

     . the conversion price or exchange ratio, or its method of calculation;

     . whether conversion or exchange is mandatory or at your election; and

     . how the conversion price or exchange ratio may be adjusted if our debt securities are redeemed.

GLOBAL SECURITIES

     Our debt securities may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement.  If so, each global security will be issued in the denomination of the aggregate principal amount of securities that it represents.  Unless and until it is exchanged in whole or in part for debt securities that are in definitive registered form, a global security may not be transferred or

                                      -21-

exchanged except as a whole by the depositary to its nominee. The applicable prospectus supplement will describe this concept more fully.

     The specific material terms of the depositary arrangement with respect to any portion of a series of our debt securities that will be represented by a global security will be described in the applicable prospectus supplement.  We anticipate that the following provisions will apply to our depositary arrangements.

     Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of our debt securities represented by the global security to the accounts of participating institutions that have accounts with the depositary or its nominee.  The underwriters or agents engaging in the distribution of our debt securities, or Raytheon Company if we are offering and selling our debt securities directly, will designate the accounts to be credited.  Ownership of beneficial interests in a global security will be limited to participating institutions or their clients.  The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions.  Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients.  The laws of some jurisdictions may require that purchasers of our securities receive physical certificates, which may impair a holder's ability to transfer its beneficial interests in global securities.

     While the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered the sole owner of all of our debt securities represented by the global security for all purposes under the indentures.  Generally, if a holder owns beneficial interests in a global security, such holder will not be entitled to have our debt securities registered in such holder's own name, and such holder will not be entitled to receive a certificate representing such holder's ownership.  Accordingly, if a holder owns a beneficial interest in a global security, such holder must rely on the depositary and, if applicable, the participating institution of which such holder is a client to exercise the rights of such holder under the applicable indenture.

     The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under the indentures.  We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

     Generally, we will make payments on our debt securities represented by a global security directly to the depositary.  It is our understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients.  We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in "street names," and will be the responsibility of the participating institutions.  Neither we nor the trustee, nor our respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial

                                      -22-

interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

     Generally, a global security may be exchanged for certificated debt securities only in the following instances:

     . the depositary notifies us that it is unwilling or unable to continue as depositary, or it ceases to be a registered clearing agency, if required to be registered by law, and a successor is not appointed within 90 days;

     . we determine in our sole discretion that we will permit global securities to be exchanged for certificated debt securities; or

     . there is a continuing event of default under the indenture governing the debt securities held in global form.

     The following is based on information furnished to us:

     Unless otherwise specified in the applicable prospectus supplement, The
Depository Trust Company ("DTC") will act as depositary for securities issued in the form of global securities.  Global securities will be issued only as fully-
registered securities registered in the name of Cede & Co., which is DTC's nominee.  One or more fully-registered global securities will be issued for these securities representing in the aggregate the total number of these securities, and will be deposited with or on behalf of DTC.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934.  DTC holds securities that its participants deposit with it.  DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates.  Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.  DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock
Exchange and the National Association of Securities Dealers.  Access to the DTC
system is also available to others, known as indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly.  The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records.  The ownership interest of each actual purchaser of each security, commonly referred to as the beneficial owner, is in turn to be recorded on the direct and indirect participants' records.  Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as

                                      -23-

periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased securities. Transfers of ownership interests in securities issued in the form of global securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in these securities, except if use of the book-entry system for such securities is discontinued.

     DTC has no knowledge of the actual beneficial owners of the securities issued in the form of global securities.  DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners.  The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Any redemption notices need to be sent to DTC.  If less than all of the securities of a series or class are being redeemed, DTC's practice is to determine by lot the amount to be redeemed from each participant.

     Although voting with respect to securities issued in the form of global securities is limited to the holders of record, when a vote is required, neither
DTC nor Cede & Co. will itself consent or vote with respect to such securities.
Under its usual procedures, DTC would mail an omnibus proxy to the issuer of the securities as soon as possible after the record date.  The omnibus proxy assigns
Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date, identified in a listing attached to the omnibus proxy.

     Payments in respect of securities issued in the form of global securities will be made by the issuer of such securities to DTC.  DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC or Raytheon Company, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payments to DTC are the responsibility of the issuer of the applicable securities, disbursement of such payments to direct participants is the responsibility of DTC, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to the issuer of such securities.  If a successor depositary is not obtained, individual security certificates representing such securities are required to be printed and delivered.  We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary.

                                      -24-

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for its accuracy.  We have no responsibility for the performance by DTC or its participants of their obligations as described in this prospectus or under the rules and procedures governing their operations.

OUR DEBT TRUSTEE

     The current trustee for our debt securities is The Bank of New York, which performs services for us in the ordinary course of business.  We may engage additional or substitute trustees with respect to particular series of our debt securities.

              RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,

                     THE DEBT SECURITIES AND THE GUARANTEE

     To the extent set forth in the guarantee and to the extent funds are available, we will irrevocably guarantee the payment of distributions and other amounts due on the trust securities.  If and to the extent we do not make payments on the debt securities, the trust will not have sufficient funds to pay distributions or other amounts due on the trust securities.  The guarantee does not cover any payment of distributions or other amounts due on the trust securities unless the trust has sufficient funds for the payment of such distributions or other amounts.  In such event, a holder of trust securities may institute a legal proceeding directly against us to enforce payment of such distributions or other amounts to such holder after the respective due dates.
Taken together, our obligations under the declaration of trust for each trust, the debt securities, the indenture and the guarantee provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust securities.  No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee.  It is only the combined operation of these documents that provides a full and unconditional guarantee of the trust's obligations under the trust securities.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other amounts are made when due on the debt securities, such payments will be sufficient to cover distributions and payments due on the trust securities because of the following factors:

     . the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

     . the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

     . we, as issuer of the debt securities, will pay, and the trust will not be obligated to pay, directly or indirectly, any costs, expenses, debts and obligations of the trust (other than with respect to the trust securities); and

     . the declaration of trust further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

                                      -25-

     Notwithstanding anything to the contrary in the indenture, we have the right to set-off any payment we are otherwise required to make thereunder against and to the extent we have already made, or are concurrently on the date of such payment making, a related payment under the guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     The declaration of trust provides that if we fail to make interest or other payments on the debt securities when due (taking account of any extension period), the holders of the trust preferred securities may direct the property trustee to enforce its rights under the applicable indenture.  If the property trustee fails to enforce its rights under the indenture in respect of an event of default under the indenture, any holder of record of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity.  Notwithstanding the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to our failure to pay interest, premium or principal on the debt securities on the date such interest, premium or principal is otherwise payable, then a holder of trust preferred securities may institute a direct action against us for payment of such holder's pro rata share.  If a holder brings such a direct action, we will be entitled to that holder's rights under the applicable declaration of trust to the extent of any payment made by us to that holder.

     If we fail to make payments under the guarantee, a holder of trust preferred securities may institute a proceeding directly against us for enforcement of the guarantee for such payments.

LIMITED PURPOSE OF TRUST

     The trust preferred securities evidence undivided beneficial ownership interests in the assets of the trust, and the trust exists for the sole purpose of issuing and selling the trust securities and using the proceeds to purchase our debt securities.  A principal difference between the rights of a holder of trust preferred securities and a holder of debt securities is that a holder of debt securities is entitled to receive from us the principal amount of and interest accrued on the debt securities held, while a holder of trust preferred securities is entitled to receive distributions and other payments from the trust (or from us under the guarantee) only if and to the extent the trust has funds available for the payment of such distributions and other payments.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution of the trust involving the redemption or repayment of the debt securities, the holders of the trust securities will be entitled to receive, out of assets held by the trust, subject to the rights of creditors of the trust, if any, the liquidation distribution in cash.  Because we are the guarantor under the guarantee and, as issuer of the debt securities, we have agreed to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of the trust securities), the positions of a holder of trust securities and a holder of debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of Raytheon would be substantially the same.

                                      -26-

                  DESCRIPTION OF THE STOCK PURCHASE CONTRACTS
                           AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as
"stock purchase contracts."  The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.  The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as "stock purchase units."  The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.  The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

     The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units.  The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.
Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                      DESCRIPTION OF OUR PREFERRED STOCK

     This section describes the general terms and provisions of our preferred stock.  The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock.  We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part.  Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions.  You should refer to the applicable certificate of designation as well as our restated certificate of incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

     Our authorized capital stock consists of 1,650,000,000 shares of stock, including:

     . 1,450,000,000 shares of common stock, $0.01 par value per share, comprised of:

          . 450,000,000 shares of Class A common stock, and

          . 1,000,000,000 shares of Class B common stock.

                                      -27-

     . 200,000,000 shares of preferred stock, $0.01 par value per share, including:

          . 4,000,000 shares of Series A Junior Participating preferred stock,
            $0.01 par value per share.

Our Board has been authorized, subject to limitations provided in our restated
certificate of incorporation, to provide for the issuance of shares of our preferred stock in multiple series.  No shares of our preferred stock are currently outstanding.

     With respect to each series of our preferred stock, our Board has the authority to fix the following terms:

     . the designation of the series;

     . the number of shares within the series;

     . whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

     . the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

     . whether the shares are redeemable, the redemption price and the terms of redemption;

     . the amount payable to you for each share you own if Raytheon Company is dissolved or liquidated;

     . whether the shares are convertible or exchangeable, the price or rate of exchange, and the applicable terms and conditions;

     . any restrictions on issuance of shares in the same series or any other series; and

     . your voting rights for the shares you own.

     You will have no preemptive rights with respect to your shares.  In addition, your rights with respect to your shares of preferred stock will be subordinate to the rights of our general creditors.  If we receive the appropriate payment, shares of our preferred stock that we issue will be fully paid and nonassessable.

     We currently plan to retain State Street Bank and Trust Company as the registrar and transfer agent of any series of our preferred stock.

              DESCRIPTION OF OUR CLASS A AND CLASS B COMMON STOCK

     We are authorized to issue up to 1,450,000,000 shares of common stock, consisting of 450,000,000 shares of our Class A common stock, $0.01 par value per share, and 1,000,000,000 shares of our Class B common stock, $0.01 par value per share.

     This section describes the general terms of our Class A and Class B common stock.  For more detailed information, you should refer to our restated
certificate of incorporation and our amended and restated by-laws, copies of which have been filed with the SEC.  These documents are also incorporated by reference into this prospectus.

                                      -28-

     In addition, we entered into an agreement with General Motors Corporation that limits our ability to take actions that affect our common stock.  Please refer to "--Hughes Separation Agreement" below in this section of the prospectus.

     Generally, holders of our Class A common stock and Class B common stock are entitled to one vote per share, and the approval of corporate actions requires the approval of both classes, voting separately, as well as approval of the holders of any series of our preferred stock that may be entitled to vote for the action.  The election or removal of our directors is subject to separate rules.

     For the election or removal of our directors, our common stockholders vote as a single class, and are entitled to vote as follows:

     Class B: Holders of our Class B common stock will be entitled to one vote per share, and the voting power of the entire class will be equal to 19.9% of the total voting power of all classes of our common stock.

     Class A: Holders of our Class A common stock will be entitled to the number of votes per share as will cause the Class A common stock to have
              80.1% of the total voting power of all classes of our common stock.

     Our common stock will be the only type of our capital stock entitled to vote in the election and removal of directors and other matters presented to our stockholders from time to time, unless we issue voting preferred stock or our certificate of incorporation or the law requires otherwise.

     Our common stockholders will be entitled to receive dividends and distributions declared by our Board, to the extent permitted by outstanding shares of preferred stock and by our certificate of incorporation.  If a dividend is declared, it will be distributed pro rata to our Class A and Class B stockholders, unless it is a dividend in kind.  We are permitted to distribute
Class A common stock to Class A stockholders and Class B common stock to Class B stockholders but only if the ratio of shares outstanding of the two classes remains unchanged.  In addition, in the case of any stock split, subdivision, combination or reclassification of either class, the other class will be adjusted accordingly so that the ratio of shares outstanding of the two classes remains unchanged.

     If Raytheon Company is liquidated or dissolved, our common stockholders will be entitled to receive our assets and funds available for distribution to common stockholders in proportion to the number of shares of either class they hold.  Our common stockholders may not receive any assets or funds until our creditors have been paid in full and the preferential or participating rights of our preferred stockholders have been satisfied.  If we participate in a corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization, any payments or shares of stock allocated to our common stockholders will be distributed pro rata to holders of our Class A and Class B common stock on a per share basis.  If we redeem, repurchase or otherwise acquire for payment any shares of our common stock, we will treat each share of
Class A common stock and Class B common stock identically.

                                      -29-

     You will not have any preemptive, subscription or conversion rights with respect to shares of our common stock that you own.  We may issue additional shares of our common stock, if authorized by our Board, without your approval --
unless required by a stock exchange on which our securities are traded.  If we receive the appropriate payment, shares of our common stock that we issue will be fully paid and nonassessable.

     Other than as described above, the rights of our Class A common stockholders and Class B common stockholders are the same, and we will not discriminate with respect to one class over the other.

HUGHES SEPARATION AGREEMENT

     A copy of the Hughes Spin-Off Separation Agreement has been filed with the
SEC as an exhibit to the registration statement of which this prospectus is a part.

     On December 17, 1997, Raytheon Company acquired the defense electronics business of Hughes Electronics Corporation through a merger, which we refer to as the "Hughes merger". Raytheon Company's two classes of common stock are a result of the Hughes merger in which stockholders of the former Raytheon Company received Class B common stock and holders of General Motors Corporation common stock and holders of General Motors Corporation Class H common stock received
Class A common stock.  Also as a result of the Hughes merger, Raytheon Company currently has a large stockholder base of approximately 700,000 stockholders, many of whom hold fewer than 20 shares of common stock.

     As part of the Hughes merger, we agreed under the Hughes Spin-Off
Separation Agreement (the "Separation Agreement") not to take specified actions unless General Motors Corporation determines in good faith that such actions would not jeopardize the tax-free status of the spin-off of the defense electronics business of Hughes Electronics Corporation and its merger with
Raytheon Company.

     Many of the covenants restricting our actions under the Separation
Agreement expired on December 18, 1999 or December 18, 2000 and are no longer in effect.  However, we remain subject to a covenant that prohibits us from proposing a plan of recapitalization or amendment to our restated certificate of incorporation that would (1) convert shares of our Class A common stock into shares of Class B common stock or vice versa, or (2) change the absolute or relative voting rights of any class of our common stock from the rights in existence on December 17, 1997.  While this covenant does not have an expiration date, the Separation Agreement provides that the covenants restricting our actions do not prohibit us from implementing any transaction upon which the
Internal Revenue Service (the "IRS") has granted a favorable ruling.

     In December 2000 and January 2001, in anticipation of receiving advice from the IRS, we reviewed with our financial and tax advisors the effects of a possible reclassification of our shares and its effects on our stockholders.

     On January 24, 2001, after consideration of the issues and hearing presentations from outside tax counsel and our financial advisors, our Board resolved to seek stockholder approval to reclassify the Class A common stock and
Class B common stock into a single class of new common stock, contingent upon receiving a ruling from the IRS that consummation of the

                                      -30-

proposed reclassification, as well as the reverse/forward stock split discussed below, will not adversely affect the IRS ruling received in connection with the
Hughes merger.

     On January 31, 2001, the IRS issued to us a supplementary ruling to the effect that consummation of the proposed reclassification, as well as the reverse/forward stock split, will not adversely affect the IRS ruling received in connection with the Hughes merger.  Accordingly, as described in more detail below, our Board has recommended that our stockholders approve the reclassification of our Class A common stock and Class B common stock into a single new class of common stock and approve the reverse/forward stock split.

REVERSE/FORWARD STOCK SPLIT

     Our Board has authorized, and recommended that our stockholders approve at our next annual meeting, which is scheduled for April 25, 2001, a reverse 1-for-
20 stock split followed immediately by a forward 20-for-1 stock split of each of our Class A common stock and Class B common stock.  As permitted under Delaware state law, stockholders whose shares of stock are converted into less than 1 share in the reverse split will be converted into the right to receive a cash payment.  We refer to the reverse and forward stock splits, together with the related cash payments to stockholders with small holdings, as the
"Reverse/Forward Split."  We believe the Reverse/Forward Split will result in significantly reduced shareholder record keeping and mailing expenses, and provide holders of fewer than 20 shares with a cost-effective way to cash out their investments efficiently.

     If approved, the Reverse/Forward Split is expected to take place at 6:00
p.m. on May 14, 2001.  All Class A stockholders on May 14, 2001 will receive 1 share of Raytheon Class A common stock for every 20 shares of Class A stock held in their accounts at that time; all Class B stockholders on May 14, 2001 will receive 1 share of Raytheon Class B common stock for every 20 shares of Class B stock held in their accounts at that time.  If a registered holder has 20 or more Class A or Class B shares, as the case may be, any fractional share in such account will not be cashed out after the reverse split and the total number of shares held by such holder will not change as a result of the Reverse/Forward
Split.  Any registered stockholder who holds fewer than 20 shares of Class A or
Class B shares, as the case may be, at the time of the reverse stock split, will receive a cash payment instead of a fractional share.  To determine the amount of the cash payment, at our election, we may either (1) instruct our transfer agent to sell these fractional shares of Class A or Class B stock in the open market or (2) purchase these fractional shares of Class A and Class B at a price based on the average daily closing price per share of the Class A or Class B common stock, as the case may be, on the New York Stock Exchange for the ten trading days immediately before and including the date the Reverse/Forward Split is effected.

     Immediately following the reverse split, at 6:01 p.m. on May 14, 2001, all
Class A and Class B stockholders, who held 20 or more shares of Class A or Class
B common stock, as the case may be, immediately before the reverse split, will receive 20 shares of Class A or Class B common stock for every 1 share of Class
A or Class B common stock they held immediately following the reverse stock split.

     The Reverse/Forward Split will not affect the public registration of our
Class A or Class B common stock under the Exchange Act.  Similarly, we do not expect that the

                                      -31-

Reverse/Forward Split will affect our application for the continued listing of the Class A and Class B common stock on the New York Stock Exchange.

     The number of shares of common stock authorized will not change as a result of the Reverse/Forward Split.  If we elect to arrange for the sale of the fractional shares of cashed-out stockholders by our transfer agent on the open market, as described above, there will be no change in the numbers of shares of our Class A and Class B common stock that are issued and outstanding.  However, if we elect to purchase these fractional shares, as described above, the total number of shares of our Class A and Class B common stock will be reduced by the aggregate number of such shares held by holders owning fewer than 20 such shares immediately prior to the reverse stock split.

RECLASSIFICATION OF OUR EXISTING TWO CLASSES OF COMMON STOCK INTO A SINGLE NEW
CLASS OF COMMON STOCK

     In addition to the Reverse/Forward Split, our Board has unanimously approved a proposal to amend our restated certificate of incorporation, which, if approved at our next annual stockholders' meeting, would eliminate our two classes of common stock and reclassify the Class A common stock and the Class B common stock into a single new class of common stock, $.01 par value, of
Raytheon Company.  The reclassification will eliminate the trading disparities between our Class A common stock and our Class B common stock and eliminate any confusion arising from having two publicly traded classes of common stock.

     The rights, powers and limitations of the new common stock will be set forth in an amendment to our restated certificate of incorporation.  The following summary should be read in conjunction with, and is qualified in its entirety by reference to, the form of amendment to our restated certificate of incorporation attached as an exhibit to the registration statement of which this prospectus forms a part.

COMPARISON OF CLASS A COMMON STOCK, CLASS B COMMON STOCK AND NEW COMMON STOCK

      RIGHT, POWER                 CLASS A                     CLASS B                       NEW
     OR LIMITATION               COMMON STOCK                COMMON STOCK                COMMON STOCK
     -------------               ------------                ------------                ------------
Election or Removal of    -  Holders entitled to         -  Holders entitled to       -  Holders entitled to
Directors: power with        80.1% of the total voting      19.9% of the total voting    equal per share voting.
respect to the election      power with respect to the      power with respect to the
or removal of directors.     election or removal of         election or removal of
                             directors.                     directors.
------------------------------------------------------------------------------------------------------------
Class Voting:             -  On all matters (other       -  On all matters (other     -  Holders vote as a
                             than the election or           than the election or         single class on all
                             removal of directors) the      removal of directors) the    matters.
                             approval of holders of         approval of holders of
                             each Class, voting             each Class, voting
                             separately, is required.       separately, is required.
------------------------------------------------------------------------------------------------------------

                                      -32-

      RIGHT, POWER                 CLASS A                     CLASS B                       NEW
     OR LIMITATION               COMMON STOCK                COMMON STOCK                COMMON STOCK
     -------------               ------------                ------------                ------------
Dividends and Stock       -  Dividends payable or       -  Dividends payable or       -  Except as prohibited
Splits and                   stock divisions or            stock divisions or            under Delaware law, no
Combinations:                combinations with respect     combinations with respect     prohibition on or special
                             to shares of Class A          to shares of Class B          rights as to the payment
                             common stock must be made     common stock must be made     of dividends or stock
                             pro rata with shares of       pro rata with shares of       divisions or combinations.
                             Class B common stock.         Class A common stock.
------------------------------------------------------------------------------------------------------------
Liquidation,              -  Participate pro rata      -  Participate pro rata        -  Participate pro rata
Dissolution, Mergers,        with the holders of Class    with the holders of Class      with other holders of New
Consolidations, or           B common stock.              A common stock.                Common Stock.
other reorganizations:
------------------------------------------------------------------------------------------------------------
Stock Repurchases:        -  Company repurchases of    -  Company repurchases of      -  Except as prohibited
                             Class A stock must be        Class B stock must be          under applicable law, no
                             effected ratably, and in     effected ratably, and in       prohibitions on or
                             a non-prejudicial way,       a non-prejudicial way,         special rights as to
                             with purchases of Class B    with purchases of Class A      stock repurchases.
                             common stock.                common stock.
------------------------------------------------------------------------------------------------------------

Provisions of our Restated Certificate of Incorporation and Amended and Restated

BY-LAWS

     ADVANCE NOTICE OF NOMINATIONS

     Our by-laws contain provisions requiring that you deliver advance notice of any business that you intend to raise at an annual meeting of stockholders and providing for procedures to be followed if you wish to nominate a person to be elected as a director.  To be timely, you must give written notice to our
Secretary within the thirty-day period beginning on the 120th day prior to the first anniversary of the preceding year's annual meeting.  If the date of the next annual meeting is more than 30 days before, or more than 60 days after, the first anniversary of the preceding year's annual meeting, you must deliver notice to our Secretary within the period beginning on the 120th day prior to the meeting and ending thirty days later, or, if later, the 10th day after our public announcement of the meeting date.  In addition, if we plan to increase the size of our Board, and we do not announce all of the nominees for election or the fact that the size of our Board will be increased at least 100 days before the first anniversary of the preceding year's annual meeting, you will have ten days following the date of our public announcement to give notice of your nomination to our Secretary.

     The notice must provide information about you and the business to be brought before the meeting.  You should review our by-laws for more information.
For our 2001

                                      -33-

annual stockholders' meeting, the first anniversary of the previous year's meeting will be April 26, 2001.

     CLASSIFICATION OF DIRECTORS

     Our restated certificate of incorporation provides that, except as otherwise required by specific provisions of the restated certificate of incorporation relating to the rights of holders of any class or series of preferred stock to elect additional directors under specified circumstances, the number of our directors may be fixed from time to time by a resolution adopted by a majority of our Board but must not be less than three.  Our Board is classified into three classes, as nearly equal in size as possible.  Each class holds office until the third succeeding anniversary of the annual stockholders'
meeting electing that class, except that the terms of the initial three classes were set to expire in 1998, 1999 and 2000, respectively.  A director may be removed only for cause by the vote of our common stockholders, voting together as a single class in accordance with their respective percentages of total voting power, and subject to the rights of any series of preferred stock outstanding.

     NO ACTION BY WRITTEN CONSENT; SPECIAL MEETING

     Our restated certificate of incorporation provides that stockholders may not act by written consent in lieu of an annual or a special meeting.  Except as otherwise required by law and subject to the rights of holders of any class or series of preferred stock, special meetings of the stockholders may only be called by our Chairman of the Board or by our Board of Directors pursuant to a resolution that indicates the purpose of the meeting, which is approved by a majority of our directors, assuming, for this purpose, that there were no vacancies.  No business other than that stated in the notice may be transacted at any special meeting of stockholders.

     According to our by-laws, if we call a special meeting to elect directors to the Board of Directors, you may nominate individuals for election if you deliver notice to our Secretary during the period beginning on the 120th  day before the special meeting and ending thirty days later, or, if later, the 10th day after our public announcement of the meeting.

     LIMITATION ON DIRECTORS' LIABILITY

     Our restated certificate of incorporation provides, as authorized by law, that our directors will not be personally liable to Raytheon Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from or limitation of liability is not permitted under the Delaware General Corporation Law.  The effect of this provision may be to reduce the likelihood of derivative litigation against directors for breach of their duty of care, even though the action, if successful, might otherwise have benefited Raytheon Company and our stockholders.

STOCKHOLDER RIGHTS PLAN

     When Raytheon Company merged with the defense electronics business of
Hughes Electronics Corporation in 1997, the Board of Directors adopted a stockholder rights plan.  Each share of Class A and Class B common stock issued hereunder will be issued together with one right under the stockholder rights plan.  You should refer to the Rights Agreement, dated as of

                                      -34-

December 15, 1997, by and between Raytheon Company and State Street Bank and
Trust Company, as rights agent, for a more detailed description of the stockholder rights plan. A copy of the Rights Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

     The rights trade automatically with shares of our common stock and become exercisable only under circumstances described below.  The rights are designed to protect our interests and the interests of our stockholders against coercive takeover tactics.  The purpose of the rights is to encourage potential acquirers to negotiate with our Board of Directors before attempting a takeover and to provide the Board of Directors with leverage in negotiating the terms of any proposed takeover on behalf of all stockholders.  The rights may have anti-
takeover effects.  Subject to the terms of the Hughes Spin-Off Separation
Agreement, the rights should not, however, interfere with any merger or other business combination that the Board of Directors approves.

     The rights do not become exercisable until triggering events occur.  They expire on December 15, 2007, but we may extend this date or redeem the rights earlier.  Before a right is exercised, the right does not confer any right to vote or receive dividends.  Before a triggering event occurs, each right will entitle you to purchase from us one one-hundredth of a share of our Series A
Junior Participating preferred stock for $250, subject to adjustment.  The rights are triggered by either of the following occurrences:

     . 10 days after the public announcement that an individual or group -- the
       "acquirer" -- has acquired 15% or more of our Class A common stock, Class
       B common stock, or the total voting power in the election of our directors; or

     . 10 business days, or later if the Board of Directors elects, after the commencement or announcement by an individual or group -- the "acquirer"
       -- of an intention to make a tender offer or exchange offer that would result in the acquisition of 15% or more of our Class A common stock,
       Class B common stock, or the total voting power in the election of our directors.

     If the rights are triggered, each holder of a right other than the acquirer, whose rights will automatically become void, will thereafter have the right to purchase shares of Class A or Class B common stock, as the case may be, at a 50% discount to market price.  If Raytheon Company is thereafter acquired in a merger or other business combination, or 50% or more of our assets or earning power are sold, each holder of a right will have the right to purchase shares of common stock of the acquiring company at a 50% discount to market price.  However the Board of Directors will have the option, before the acquirer obtains 50% or more of our outstanding shares of common stock, to exchange rights of holders, other than the acquirer, for shares of our Series A Junior
Participating preferred stock, at a rate of 100 rights per share, subject to adjustment.

     Subject to the terms of the Hughes Spin-Off Separation Agreement, we may redeem the rights at any time before they are triggered at a price of $0.01 per right.  Our Board of Directors may also designate the effective time of the redemption as well as the applicable conditions.  If we redeem your rights, you will be entitled to receive $0.01 for each right you hold, but you will not have any further entitlements with respect to these rights.

                                      -35-

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Section 203 of the Delaware General Corporation Law prohibits a defined set of transactions between a Delaware corporation, such as Raytheon Company, and an
"interested stockholder."  An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a
Delaware corporation.  This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder.  The term
"business combination" is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder's proportionate share ownership in the corporation.

     This prohibition is effective unless:

     . The business combination is approved by the corporation's board of directors prior to the time the interested stockholder becomes an interested stockholder;

     . The interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

     . The business combination is approved by a majority of the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     In general, the prohibitions do not apply to business combinations with persons who were stockholders prior to the corporation becoming subject to
Section 203.

STOCK EXCHANGE LISTING

     Both our Class A common stock and Class B common stock are listed on the
New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange.
The trading symbols for our Class A common stock and Class B common stock on these exchanges are "RTNa" and "RTNb," respectively.

TRANSFER AGENT

     State Street Bank and Trust Company is the Transfer Agent for our common stock and the Rights Agent for the rights.

                    DESCRIPTION OF OUR SECURITIES WARRANTS

     This section describes the general terms and provisions of our securities warrants.  The applicable prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those securities warrants.

                                      -36-

     We may issue securities warrants for the purchase of our debt securities, preferred stock, or our Class A or Class B common stock.  We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities.  Each series of securities warrants will be issued under a separate warrant agreement that we will enter into with State
Street Bank and Trust Company, or another bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement.  The warrant agent will act solely as an agent of Raytheon Company in connection with the securities warrants and will not assume any obligation, or agency or trust relationship, with you.  The forms of securities warrant agreements, including the forms of warrant certificates, are filed as exhibits to the registration statement of which this prospectus is a part.  You should refer to the provisions of the securities warrant agreements for more specific information.

     The prospectus supplement relating to a particular issue of securities warrants will describe the terms of those securities warrants, including, where applicable:

     . the exercise price for our debt securities, the amount of debt securities you will receive upon exercise, and a description of that series of debt securities;

     . the exercise price for shares of our preferred stock, the number of shares of preferred stock you will receive upon exercise, and a description of that series of our preferred stock;

     . the exercise price for shares of our Class A or Class B common stock and the number of shares of Class A or Class B common stock you will receive upon exercise;

     . the expiration date;

     . U.S. federal income tax consequences; and

     . any other terms of the securities warrants.

     After your warrants expire they will become void.  The prospectus supplement will describe how you may exercise your securities warrants.  You must exercise warrants for our preferred stock or our Class A or Class B common stock through payment in U.S. dollars.  All securities warrants will be issued in registered form.  The prospectus supplement may provide for the adjustment of the exercise price of the securities warrants.

     Until you exercise your warrants to purchase our debt securities, preferred stock, or Class A or Class B common stock, you will not have any rights as a holder of our debt securities, preferred stock, or Class A or Class B common stock, as the case may be, by virtue of your ownership of warrants.

                             PLAN OF DISTRIBUTION

     We and the trusts may sell the offered securities in and outside the United
States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods.  The prospectus supplement will include the following information:

     . the terms of the offering;

                                      -37-

     . the names of any underwriters or agents;

     . the name or names of any managing underwriter or underwriters;

     . the purchase price of the securities;

     . the net proceeds from the sale of the securities;

     . any delayed delivery arrangements;

     . any underwriting discounts, commissions and other items constituting underwriters' compensation;

     . any initial public offering price;

     . any discounts or concessions allowed or reallowed or paid to dealers; and

     . any commissions paid to agents.

SALE THROUGH UNDERWRITERS OR DEALERS

     If underwriters are used in the sale, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market.  These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.  If commenced, the underwriters may discontinue these activities at any time.

     Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market.  Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice.  Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

                                      -38-

     If dealers are used in the sale of securities, we or the trusts will sell the securities to them as principals.  They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.
We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We and the trusts may sell the securities directly.  In this case, no underwriters or agents would be involved.  We and the trusts may also sell the securities through agents designated from time to time.  In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent.  Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We and the trusts may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities.  We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we and the trusts may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the trusts at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the prospectus supplement.  The prospectus supplement will describe the commission payable for solicitation of those contracts.

REMARKETING

     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms (“remarketing firms”), acting as principals for their own accounts, as agents for us, as underwriters or as agents for holders of the affected securities or any other person designated in the prospectus supplement. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and any related compensation arrangements contemplated thereby will be described in the applicable prospectus supplement. In connection with the remarketing, remarketing firms may use this prospectus, together with an appropriate prospectus supplement.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make.  Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL MATTERS

     Thomas D. Hyde, Esq., Senior Vice President and General Counsel of Raytheon
Company will pass upon the validity of Raytheon's common stock, debt securities, preferred stock, warrants and stock purchase contracts.  As of the date of this prospectus, Thomas D. Hyde, Esq. holds no shares or options to acquire shares of
Class A common stock and 93,000 shares of Class B common stock and options to acquire an additional 382,018 shares of Class B common stock

     The validity of the trust preferred securities to be issued by RC Trust I and RC Trust II, the enforceability of the declarations of trust and the creation of RC Trust I and RC Trust II will be passed upon by Richards, Layton and Finger, P.A., Wilmington, Delaware.

                                      -39-

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Raytheon Company for the year ended December
31, 2000 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's adoption of the American
Institute of Certified Public Accountants Statement of Position 98-5 "Reporting
on the costs of Start-up Activities", in 1999 as described in Note A to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy the registration statement and any other document we file at the SEC's public reference section, 450 Fifth
Street, N.W., Room 1024, Washington, D.C.  20549 and at the worldwide web site
(http://www.sec.gov) maintained by the SEC.  Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330.  Our
Class A common stock, $0.01 par value per share, and Class B common stock, $0.01 par value per share, are listed on the New York Stock Exchange, the Chicago
Stock Exchange and the Pacific Exchange, where reports, proxy statements and other information concerning Raytheon Company can also be inspected.  The offices of the NYSE are located at 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents.  These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus.  The information incorporated by reference is considered to be part of this prospectus, and later information filed with the
SEC will update and supersede this information.

     We incorporate by reference into this prospectus:

     . our Annual Report on Form 10-K for the fiscal year ended December 31,
       2000 filed with the SEC on March 5, 2001;

     . our Proxy Statement on Schedule 14A, relating to our annual meeting of shareholders to be held on April 25, 2001, filed with the SEC on March
       26, 2001;

     . our registration statement on Form 8-A filed with the SEC on December 11,
       1997 and Form 8-A/A filed with the SEC on December 17, 1997; and

     . any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

     We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference

                                      -40-

into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents.  Such written requests should be addressed to:

                          Secretary, Raytheon Company
                          141 Spring Street
                          Lexington, Massachusetts  02421

     You may direct telephone requests to the Secretary of Raytheon Company at
(781) 862-6600.

                                      -41-

-------------------------------------------------------------------------------

No dealer, salesperson or other person is authorized to provide any information or to represent anything not contained in this prospectus.  You must not rely on any unauthorized information or representations.  This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus is current only as of its date.

                             _____________________

                                 $3,000,000,000

                                    RAYTHEON

                                    COMPANY

                                Debt Securities

                                Preferred Stock

                              Class A Common Stock

                              Class B Common Stock

                            Stock Purchase Contracts

                              Stock Purchase Units

                                    Warrants

                                   Guarantees

                                   RC Trust I
                                  RC Trust II

                           Trust Preferred Securities

         Fully and Unconditionally Guaranteed, as Described Herein, by

                                Raytheon Company

                             _____________________

                                   Prospectus

                             _____________________

                                 April 6, 2001

--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

       The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

SEC Registration Fee                                     $  87,500  (a)
Legal Fees and Expenses                                  $ 100,000  (b)
Accounting Fees and Expenses                             $  30,000  (a)
Trustee's Fees and Expenses                              $  20,000  (b)
Rating Agency Fees                                       $ 160,000  (b)
Blue Sky Fees and Expenses                               $   2,000  (b)
Printing and Engraving Fees                              $  90,000  (b)
Miscellaneous                                            $  14,000  (b)
                                                         ---------
  Total                                                  $ 503,500
                                                         =========
(a)  Excludes the filing fee of $736,700 which was previously paid in connection with securities registered and remaining unsold under the Registration
     Statement on Form S-3 (Registration No. 333-82529) which securities are being carried forward pursuant to Rule 429.
(b)  As previously estimated on Registration Statement on Form S-3 (Registration
     No. 333-82529).

       All fees and expenses other than the SEC registration fee are estimated.
The expenses listed above will be paid by Raytheon Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware General Corporation Law

       Under Section 145 of the Delaware General Corporation Law (the "DGCL"),
Raytheon Company is empowered to indemnify its directors and officers in the circumstances therein provided.  Certain portions of Section 145 are summarized below:

       Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in the manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and,

                                      II-1

with respect to any criminal action or proceeding, had not reasonable cause to believe such person's conduct was unlawful.

       Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

       Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145(d) of the DGCL provides that any indemnification under Section
145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b).  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1)
by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorneys'
fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145.  Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any

                                      II-2

other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

RESTATED CERTIFICATE OF INCORPORATION

     The Restated Certificate of Incorporation of Raytheon Company provides that no director of Raytheon Company shall be personally liable to Raytheon Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation is prohibited under the DGCL as it currently exists or as it may be amended in the future.

     The Restated Certificate of Incorporation also provides that Raytheon
Company shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Raytheon Company or is or was serving at the request of Raytheon Company as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer), to the fullest extent authorized by the DGCL as it currently exists or as it may be amended in the future, against all expense, liability and loss
(including attorneys' fees, judgments, fines, payments in settlement and excise taxes or penalties arising under the Employee Retirement Income Security Act of
1974, as in effect from time to time) reasonably incurred or suffered by such person.  Such indemnification shall continue as to a person who ceases to be a director or officer of Raytheon Company and shall inure to the benefit of such person's heirs, executors and administrators.  Raytheon Company shall not be required to indemnify a person in connection with such action, suit or proceeding initiated by such person if it was not authorized by the Board of
Directors except under limited circumstances.

     The Restated Certificate of Incorporation also provides that Raytheon
Company shall pay the expenses of directors and officers incurred in defending any such action, suit or proceeding in advance of its final disposition;
provided, however, that, if and to the extent that the DGCL requires, the payment of expenses incurred by a director or officer in advance of the final disposition of any action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under the Restated Certificate of Incorporation or otherwise.  If a claim for indemnification or advancement of expenses by an

                                      II-3

officer or director under the Restated Certificate of Incorporation is not paid in full within 30 calendar days after a written claim therefor has been received by Raytheon Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled also to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any action, suit or proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to
Raytheon Company) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed. Raytheon Company shall have the burden of providing such defense. Neither the failure of Raytheon Company to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by Raytheon Company that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The right to indemnification and the payment of expenses conferred on any person by the Restated Certificate of Incorporation shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Restated Certificate of
Incorporation or the Amended and Restated By-Laws of Raytheon Company,
agreement, vote of stockholders or disinterested directors or otherwise.

     Any repeal or modification of the provisions of the Restated Certificate of
Incorporation described herein by the stockholders of Raytheon Company will not adversely affect any limitation on the personal liability of directors for, or any rights of directors in respect of, any cause of action, suit or claim accruing or arising prior to the repeal or modification.

     The Restated Certificate of Incorporation also provides that Raytheon
Company may maintain insurance to protect itself and any director, officer, employee or agent of Raytheon Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not Raytheon Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ITEM 16.  EXHIBITS

EXHIBIT
   NO.                              DESCRIPTION
-------                             -----------
*2.1       Agreement and Plan of Merger dated as of January 16, 1997 by and between Raytheon Company and HE Holdings, Inc., filed as an exhibit to Raytheon Company's Form 8-K, dated January 17, 1997.

*2.2       Hughes Spin-Off Separation Agreement dated as of December 17, 1997 by and between HE Holdings, Inc. and General Motors Corporation, filed as an exhibit to Raytheon Company's Registration Statement on
           Form S-3, File No. 333-44321.

*4.1       Raytheon Company Restated Certificate of Incorporation, restated as of April 2, 2002, filed as an exhibit to Raytheon Company's
           Registration Statement on Form S-3, File No. 333-85648.

*4.2       Raytheon Company Amended and Restated By-Laws, as amended through
           June 25, 2003, filed as an exhibit to Raytheon Company's Quarterly
           Report on Form 10-Q for the period ended September 28, 2003.

*4.3       Indenture relating to Senior Debt Securities dated as of July 3,
           1995 between Raytheon Company and The Bank of New York, as Trustee,
           filed as an exhibit to Raytheon Company's Registration Statement on
           Form S-3, File No. 33-59241.

*4.4       Indenture relating to Subordinated Debt Securities dated as of July
           3, 1995 between Raytheon Company and The Bank of New York, as
           Trustee, filed as an exhibit to Raytheon Company's Registration
           Statement on Form S-3, File No. 33-59241.

*4.5       Second Supplemental Indenture, dated as of May 9, 2001, between
           Raytheon Company and the Bank of New York, filed as an exhibit to
           Raytheon Company's Form 8-K, dated May 10, 2001.

*4.6       Form of Senior Debt Securities (see Exhibit 4.3).

*4.7       Form of Subordinated Debt Securities (see Exhibit 4.4).

*4.8       Rights Agreement dated as of December 15, 1997 between Raytheon
           Company and State Street Bank and Trust Company, as Rights Agent,
           filed as an exhibit to Raytheon Company's Registration Statement on
           Form 8-A, File No. 1-13699.

**4.9      Declaration of Trust of RC Trust I, dated as of April 4, 2001 among
           Raytheon Company, The Bank of New York, The Bank of New York
           (Delaware) and Richard A. Goglia, as trustees.

**4.10     Declaration of Trust of RC Trust II, dated as of April 4, 2001 among
           Raytheon Company, The Bank of New York, The Bank of New York
           (Delaware) and Richard A. Goglia, as trustees.

*4.11      Amended and Restated Declaration of Trust of RC Trust I, dated as of
           May 9, 2001 among Raytheon Company, The Bank of New York, The Bank of New York (Delaware) and Richard A. Goglia, as trustees, and the
           Holders, filed as an exhibit to Raytheon Company's Form 8-K, dated
           May 10, 2001.

**4.12     Certificate of Trust of RC Trust I, dated as of April 4, 2001.

**4.13     Certificate of Trust of RC Trust II, dated as of April 4, 2001.

*4.14      Form of Trust Preferred Security (see Exhibit 4.11).

*4.15      Form of Raytheon Company Guarantee Agreement, filed as an exhibit to
           Raytheon Company's Form 8-K, dated May 10, 2001.

**5.1      Opinion of Thomas D. Hyde, Esq., Senior Vice President and General
           Counsel of Raytheon Company.

5.2        Opinion of Richards, Layton & Finger, P.A. relating to RC Trust I.

5.3        Opinion of Richards, Layton & Finger, P.A. relating to RC Trust II.

                                     II-4

*12.1      Statement regarding Computation of Ratio of Earnings to Combined
           Fixed Charges and Preferred Stock Dividends, filed as an exhibit to
           Raytheon Company's Annual Report on Form 10-K for the year ended
           December 31, 2002.

**23.1     Consent of Thomas D. Hyde, Esq. (included in Exhibit 5.1).

**24       Powers of Attorney (included in signature pages).

*25.1      Statement of Eligibility of Trustee on Form T-1 under the Trust
           Indenture Act of 1939, as amended, of the trustee under the Senior
           Indenture, filed as an exhibit to Raytheon Company's Form 8-K, dated
           May 7, 2001.

*25.2      Statement of Eligibility of Trustee on Form T-1 under the Trust
           Indenture Act of 1939, as amended, of the trustee under the
           Subordinated Indenture, filed as an exhibit to Raytheon Company's
           Form 8-K, dated May 7, 2001.

*25.3      Statement of Eligibility of Trustee on Form T-1 under the Trust
           Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Declaration of Trust of RC Trust I, filed as an exhibit to Raytheon Company's Form 8-K, dated May 7, 2001.

*25.4      Statement of Eligibility of Trustee on Form T-1 under the Trust
           Indenture Act of 1939, as amended, of the trustee under the Raytheon
           Company Guarantee Agreement for RC Trust I, filed as an exhibit to
           Raytheon Company's Form 8-K, dated May 7, 2001.

---------
*    Incorporated herein by reference.
**   Previously filed.

ITEM 17.  UNDERTAKINGS.

          (A) The undersigned registrant hereby undertakes:

                                      II-5

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the
     Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the
Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the registration statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (C) Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the
Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
Act and will be governed by the final adjudication of such issue.

                                      II-6

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Raytheon Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement No. 333-82529 and Post-Effective Amendment No. 2 to Registration Statement No. 333-58474 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Waltham, Commonwealth of Massachusetts, as of this 23rd day of January, 2004.

RAYTHEON COMPANY (Registrant)

By:	/s/ Jay B. Stephens

	Name:	Jay B. Stephens
	Title:	Senior Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to Registration Statement No. 333-82529 and Post-Effective Amendment No. 2 to Registration Statement No. 333-58474 has been signed below by the following persons on behalf of Raytheon Company and in the capacities indicated as of this 23rd day of January, 2004.

Signature	Title

/s/ William H. Swanson	Chief Executive Officer, President and Director
(Principal Executive Officer)
William H. Swanson

*	Chairman of the Board of Directors and Director

Daniel P. Burnham

/s/ Edward S. Pliner	Senior Vice President, Chief Financial Officer
(Principal Financial Officer)
Edward S. Pliner

/s/ Biggs C. Porter	Vice President and Corporate Controller
(Principal Accounting Officer)
Biggs C. Porter

*	Director

Barbara M. Barrett

*	Director

Ferdinand Colloredo-Mansfeld

*	Director

John M. Deutch

*	Director

Thomas E. Everhart

*	Director

Frederic M. Poses

Signature	Title

*	Director

Warren B. Rudman

*	Director

Michael C. Ruettgers

*	Director

William R. Spivey

*By:	/s/ Richard A. Goglia

	Name:	Richard A. Goglia
	Title:	Attorney-in-Fact

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, RC Trust I and RC Trust II each certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement No. 333-82529 and Post-Effective Amendment No. 2 to Registration Statement No. 333-58474 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Waltham, Commonwealth of Massachusetts, as of this 23rd day of January, 2004.

RC TRUST I

By:	Raytheon Company, as Sponsor

By:	/s/ Richard A. Goglia

	Name:	Richard A. Goglia
	Title:	Vice President and Treasurer

RC TRUST II

By:	Raytheon Company, as Sponsor

By:	/s/ Richard A. Goglia

	Name:	Richard A. Goglia
	Title:	Vice President and Treasurer

EXHIBIT INDEX

*2.1	Agreement and Plan of Merger dated as of January 16, 1997 by and between Raytheon Company and HE Holdings, Inc., filed as an exhibit to Raytheon Company's Form 8-K, dated January 17, 1997.

*2.2	Hughes Spin-Off Separation Agreement dated as of December 17, 1997 by and between HE Holdings, Inc. and General Motors Corporation, filed as an exhibit to Raytheon Company's Registration Statement on Form S-3, File No. 333-44321.

*4.1	Raytheon Company Restated Certificate of Incorporation, restated as of April 2, 2002, filed as an exhibit to Raytheon Company's Registration Statement on Form S-3, File No. 333-85648.

*4.2	Raytheon Company Amended and Restated By-Laws, as amended through June 25, 2003, filed as an exhibit to Raytheon Company's Quarterly Report on Form 10-Q for the period ended September 28, 2003.

*4.3	Indenture relating to Senior Debt Securities dated as of July 3, 1995 between Raytheon Company and The Bank of New York, as Trustee, filed as an exhibit to Raytheon Company's Registration Statement on Form S-3, File No. 33-59241.

*4.4	Indenture relating to Subordinated Debt Securities dated as of July 3, 1995 between Raytheon Company and The Bank of New York, as Trustee, filed as an exhibit to Raytheon Company's Registration Statement on Form S-3, File No. 33-59241.

*4.5	Second Supplemental Indenture, dated as of May 9, 2001, between Raytheon Company and the Bank of New York, filed as an exhibit to Raytheon Company’s Form 8-K, dated May 10, 2001.

*4.6	Form of Senior Debt Securities (see Exhibit 4.3).

*4.7	Form of Subordinated Debt Securities (see Exhibit 4.4).

*4.8	Rights Agreement dated as of December 15, 1997 between Raytheon Company and State Street Bank and Trust Company, as Rights Agent, filed as an exhibit to Raytheon Company's Registration Statement on Form 8-A, File No. 1-13699.

**4.9	Declaration of Trust of RC Trust I, dated as of April 4, 2001 among Raytheon Company, The Bank of New York, The Bank of New York (Delaware) and Richard A. Goglia, as trustees.

**4.10	Declaration of Trust of RC Trust II, dated as of April 4, 2001 among Raytheon Company, The Bank of New York, The Bank of New York (Delaware) and Richard A. Goglia, as trustees.

*4.11	Amended and Restated Declaration of Trust of RC Trust I, dated as of May 9, 2001 among Raytheon Company, The Bank of New York, The Bank of New York (Delaware) and Richard A. Goglia, as trustees, and the Holders, filed as an exhibit to Raytheon Company’s Form 8-K, dated May 10, 2001.

**4.12	Certificate of Trust of RC Trust I, dated as of April 4, 2001.

**4.13	Certificate of Trust of RC Trust II, dated as of April 4, 2001.

*4.14	Form of Trust Preferred Security (see Exhibit 4.11).

*4.15	Form of Raytheon Company Guarantee Agreement, filed as an exhibit to Raytheon Company’s Form 8-K, dated May 10, 2001.

**5.1	Opinion of Thomas D. Hyde, Esq., Senior Vice President and General Counsel of Raytheon Company.

5.2	Opinion of Richards, Layton & Finger, P.A. relating to RC Trust I.

5.3	Opinion of Richards, Layton & Finger, P.A. relating to RC Trust II.

*12.1	Statement regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends, filed as an exhibit to Raytheon Company's Annual Report on Form 10-K for the year ended December 31, 2002.

**23.1	Consent of Thomas D. Hyde, Esq. (included in Exhibit 5.1).

**24	Powers of Attorney (included in signature pages).

*25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture, filed as an exhibit to Raytheon Company’s Form 8-K, dated May 7, 2001.

*25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture, filed as an exhibit to Raytheon Company’s Form 8-K, dated May 7, 2001.

*25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Declaration of Trust of RC Trust I, filed as an exhibit to Raytheon Company’s Form 8-K, dated May 7, 2001.

*25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Raytheon Company Guarantee Agreement for RC Trust I, filed as an exhibit to Raytheon Company’s Form 8-K, dated May 7, 2001.

*	Incorporated herein by reference.
**	Previously filed.